Exhibit 10.18

INCENTIVE UNIT AWARD AGREEMENT

This Incentive Unit Award Agreement (this “Agreement”) is made as of the Effective Date (as defined below) by and between Switch, Ltd. (“Switch”) and the undersigned recipient (the “Recipient”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in Appendix A attached hereto or the Fourth Amended and Restated Operating Agreement of Switch (the “Operating Agreement”).

A. Pursuant to Section 3.1(f)(i) of the Operating Agreement, Switch is authorized to issue from time to time Common Units designated as Incentive Units and to enter into an award agreement with each recipient setting forth the terms and conditions applicable to such Incentive Units;

B. Switch desires to issue Incentive Units to the Recipient; and

C. It is a condition precedent to the issuance of the Incentive Units that the Incentive Units are subject to restrictions as set forth in this Agreement and in the Operating Agreement.

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Issuance of Incentive Units. Switch hereby issues to the Recipient the number of Incentive Units set forth below the Recipient’s name on the signature page hereto (the “Incentive Unit Award”), on the terms and conditions set forth herein and in the Operating Agreement. The Hurdle Amount per Incentive Unit shall be as set forth below the Recipient’s name on the signature page attached hereto. If there shall occur any change with respect to the outstanding Common Units (including, without limitation, outstanding Incentive Units) by reason of any recapitalization, reclassification, unit split, reverse unit split or any merger, reorganization, consolidation, combination, spin-off or other similar change affecting such Incentive Units, Switch shall, in the manner and to the extent that it deems appropriate and equitable in its discretion, cause an adjustment to be made in the number of Incentive Units granted hereunder, the Hurdle Amount per Incentive Unit and/or any other terms hereunder that are affected by the event to the extent necessary to prevent dilution or enlargement of the Recipient’s rights hereunder.

2. Operating Agreement; Conversion. The Recipient acknowledges and agrees that the Recipient has received, read and understood a copy of the Operating Agreement and agrees that by executing this Agreement, the Recipient has become a party to the Operating Agreement with respect to the entire Incentive Unit Award as of the Effective Date, subject to all of the terms and provisions herein and in the Operating Agreement, including, without limitation, the representations and warranties set forth in Section 13.1 of the Operating Agreement, and that the Recipient shall be deemed to have made each of the representations and warranties set forth in the Operating Agreement as of the Effective Date. The Recipient covenants and agrees to take into account the distributive share of income, gain, loss, deduction, and credit associated with the Incentive Units in computing the Recipient’s income tax liability for the entire period during which the Recipient holds any Incentive Units. The Recipient further acknowledges and agrees that the Incentive Units shall be and remain subject to the terms and conditions of the Operating Agreement and this Agreement. In the event of a conversion or other reorganization of Switch to a corporation, the provisions of this Agreement shall continue to apply, mutatis mutandis, to the shares of capital stock of such corporation issued in respect of the Incentive Units.

3. Representations of Recipient. In connection with the issuance of the Incentive Units hereunder, the Recipient represents and warrants to Switch that:

3.1. the Recipient is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act;

3.2. the Recipient understands that he must bear the economic risk of an investment in Incentive Units for an indefinite period of time because, among other reasons, the offering and sale of the Incentive Units have not been registered under the Securities Act or under the securities laws of applicable states or any other applicable jurisdiction whatsoever, and no such registration is contemplated. Therefore, the Incentive Units cannot be sold, resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the securities and similar laws of each applicable jurisdiction, or unless exemptions from such registration requirements are available. The Recipient hereby agrees that he will not, directly or indirectly, assign, transfer, offer, sell, pledge, hypothecate or otherwise dispose of all or any part of such Incentive Units (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part of the Incentive Units) except in accordance with: (a) the registration provisions of the Securities Act or an exemption from such registration provisions, (b) the securities and similar laws of each applicable jurisdiction, and (c) the terms of this Agreement and the Operating Agreement. The Recipient also understands that Switch is under no obligation to register the offer or sale of any Incentive Units on his behalf in any jurisdiction whatsoever or to assist the Recipient in complying with any exemption from registration under the Securities Act or under the securities or similar laws of any jurisdiction whatsoever;

3.3. the Recipient has carefully reviewed, and is familiar with the terms and condition of, this Agreement and the Operating Agreement;

3.4. the Recipient has had an opportunity to ask questions and receive answers concerning Switch and the Incentive Units as the Recipient has requested and the Recipient has obtained all additional information requested by it of Switch in connection herewith;

3.5. the Recipient is acquiring the Incentive Units for the Recipient’s own account, for investment purposes only, and not with a view to or for sale in connection with any distribution of all or any part of such Incentive Units;

3.6. the Recipient has such knowledge and experience in financial affairs that the Recipient is capable of evaluating the merits and risks of the acquisition of Incentive Units, and the Recipient has not relied in connection with this Agreement upon any oral or written representations, warranties or agreements made by or with Switch or any officer, employee or agent of any of them, other than those set forth in this Agreement and the Operating Agreement;

3.7. the Recipient’s financial situation is such that the Recipient can afford to bear the economic risk of holding the Incentive Units as an illiquid investment for an indefinite period of time, and the Recipient can afford to suffer the complete loss of the Incentive Units;

3.8. the Recipient understands that the Recipient’s ownership of the Incentive Units will have tax consequences to the Recipient, including, without limitation, responsibility to pay taxes as a result of Switch profits allocated to the Recipient pursuant to the Operating Agreement, and the Recipient has had ample opportunity to discuss the foregoing matters with Recipient’s tax advisor; and

3.9. this Agreement constitutes the legal, valid and binding obligation of the Recipient, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Recipient does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Recipient is a party or any judgment, order or decree to which the Recipient is subject.

4. Acknowledgments of Recipient. As an inducement to Switch to enter into this Agreement, the Recipient acknowledges and agrees that: (i) no provision contained herein shall entitle the Recipient to remain in the employment of, or as an independent contractor or other service provider of, Switch or any parent, subsidiary or affiliate of Switch, or affect the right of Switch or any parent, subsidiary of affiliate of Switch to terminate the Recipient’s employment or engagement as an independent contractor or other service provider at any time for any reason; and (ii) except as provided in any other agreement between Switch, or a parent, subsidiary or affiliate of Switch, and the Recipient (if any) or by law, Switch shall have no duty or obligation to disclose to the Recipient, and the Recipient shall have no right to be advised of, any material information regarding Switch or any parent, affiliate or subsidiary of Switch.

5. Vesting and Forfeiture of Incentive Units.

5.1. General. Notwithstanding anything to the contrary contained in the Operating Agreement, any Incentive Units that become vested pursuant to this Agreement are referred to herein as “Vested Units” and any Incentive Units that are not vested pursuant to this Agreement are referred to herein as “Unvested Units”. Subject to Sections 5.2, 5.3 and 5.4 below, the Incentive Units shall vest (i) as to 40% of the Incentive Units upon the closing of the first to occur of (a) an Equity Investment and (b) an Initial Public Offering (in either event, a “Vesting Transaction”), (ii) as to 2.5% of the Incentive Units on each of the first eight quarterly anniversaries of the closing of the Vesting Transaction and (iii) as to 5% of the Incentive Units on each quarterly anniversary thereafter.

5.2. Termination of Service; Qualifying Termination prior to Certain Events. Except as provided herein or unless otherwise specifically provided by the Board, upon the termination of the Recipient’s employment with, or engagement as an independent contractor or other service provider of, Switch (or a parent, subsidiary or affiliate of Switch, collectively with Switch, the “Company”) for any other reason, any Unvested Units then-held by the Recipient shall be automatically forfeited by the Recipient for no consideration. Upon the Recipient’s Qualifying Termination prior to either a Sale of the Company or an Initial Public Offering, then, subject to the Recipient’s (or his designated beneficiary’s, if applicable) timely execution and non-revocation of a general release of claims against the Company that is in a form prescribed by the Company in its sole discretion the then-Unvested Units will vest and become Vested Units.

5.3. Sale of the Company (Prior to Corporate Conversion). In the event of a Sale of the Company that occurs prior to a Corporate Conversion, and subject to the Recipient’s continued service with the Company until immediately prior to such Sale of the Company, then immediately prior to such Sale of the Company, the then-Unvested Units will vest and become Vested Units.

5.4. Change in Control following an Initial Public Offering; Qualifying Termination following an Initial Public Offering.

5.4.1. If, following an Initial Public Offering, there occurs either a Change in Control of PubCo and/or a Sale of the Company, and the Recipient remains in continuous service with the Company until immediately prior to such event, then the then-Unvested Units (and any Underlying PubCo Shares) will vest in full as of immediately prior to such event.

5.4.2. If, following an Initial Public Offering, the Recipient experiences a Qualifying Termination, then the then-Unvested Units (and any Underlying PubCo Shares) will vest in full, subject to the Recipient’s (or his designated beneficiary’s, if applicable) timely execution and non-revocation of a general release of claims against the Company that is in a form prescribed by the Company in its sole discretion.

5.5. Automatic Forfeiture. Unless otherwise determined by the Board on or prior to the second anniversary of the Effective Date, in the event that none of a Qualifying Termination, Equity Investment, Sale of the Company, Corporate Conversion or Initial Public Offering occurs on or prior to the second anniversary of the Effective Date, then any then-Unvested Units automatically shall be forfeited for no consideration.

5.6. Miscellaneous.

5.6.1. In the event that any Incentive Units are forfeited pursuant to this Section 5, (i) all rights and interest of the Recipient in such Incentive Units so forfeited, or related thereto, shall be terminated without further action by the Recipient or Switch; and (ii) the Recipient will have no right to participate in Distributions from Switch in respect of such Incentive Units so forfeited. The Recipient and the Recipient’s heirs, successors or assigns shall take all steps necessary and desirable to obtain all required third-party, governmental and regulatory consents and approvals and take all other actions necessary and desirable to facilitate consummation of such forfeiture.

5.6.2. Any Distributions under the Operating Agreement that are made on account of any Unvested Units as of the date of such Distribution, other than Member Tax Distributions required by Section 4.1(c) of the Operating Agreement, shall be retained by Switch (the “Retained Amounts”), which Retained Amounts shall be released to the Recipient if, as and when Incentive Units become Vested Units. The Retained Amounts shall not bear interest during the period they are retained by Switch. In the event that any Incentive Units are forfeited pursuant to this Section 5 while Switch holds any Retained Amounts relating to Unvested Units, then the Recipient shall have no further interest therein and such sums shall be permanently retained and/or reallocated by Switch.

5.6.3. Recipient acknowledges and agrees that, except as expressly provided herein, Switch has no obligation to purchase the Incentive Units.

6. Restrictions on Transfer and Distributions. Switch and the Recipient acknowledge and agree that the transfer and encumbrance of the Incentive Units is subject to and restricted by the Operating Agreement and this Agreement and Incentive Units may be transferred only in accordance with the terms and conditions of the Operating Agreement and this Agreement. In the event of a conflict between this Agreement and the Operating Agreement, this Agreement shall control. The Recipient, furthermore, covenants and agrees not to transfer, sell, make short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Incentive Units during the two-year period following the Effective Date without the prior written consent of Switch or as permitted herein. Subject to Section 5.6.2 hereof, the Recipient acknowledges that the Recipient shall be entitled to Distributions under the Operating Agreement for the Incentive Units only at such times and in such circumstances as set forth in the Operating Agreement; provided, however, that any reference in the Operating Agreement to “Unvested Units” and “Vested Units” shall have the applicable meaning defined herein. Switch shall not be required (i) to transfer on its books any Incentive Units that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Operating Agreement, or (ii) to treat as owner of such Incentive Units or to accord the right to vote or pay Distributions to any purchaser or other transferee to whom such Incentive Units shall have been so transferred.

7. Sale of the Company. In the event of a Sale of the Company, the Recipient will take all action necessary or desirable in connection with the consummation of such Sale of the Company, including, without limitation, the waiver of all appraisal rights available to the Recipient under applicable laws; and the Recipient will bear the Recipient’s pro rata share (based upon the number of Incentive Units or other Units held by the Recipient) of the cost of any transfer or liquidation of Incentive Units pursuant to such transaction to the extent such costs are incurred for the benefit of and paid by all Members and Unit holders of Switch.

8. Taxes. The parties intend that the Incentive Units shall be a “profits interest” within the meaning of Revenue Procedure 93-27 and Revenue Procedure 2001-43 and that no current tax obligation for the Recipient shall result by reason of the grant or vesting of such Incentive Units. Tax consequences on the Recipient (including without limitation federal, state, local and foreign income tax consequences) with respect to the Incentive Units (including without limitation the grant and/ vesting thereof) are the sole responsibility of the Recipient notwithstanding any obligation of Switch to make Member Tax Distributions under the terms and conditions of the Operating Agreement. The Recipient shall consult with the Recipient’s own personal accountant(s) and/or tax advisor(s) regarding these matters, the making of an election under Section 83(b) of the Code, and the Recipient’s filing, withholding and payment (or tax liability) obligations.

9. Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

10. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement, including, but not limited to, the execution and delivery of any documents further evidencing the Recipient’s agreement to be bound by the Operating Agreement.

11. Entire Agreement; Amendments. This Agreement and the Operating Agreement (and any other documents specifically referenced herein) embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. The provisions of this Agreement may be amended and waived only with the prior written consent of Switch and the Recipient and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

12. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

13. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Recipient, Switch, and their respective successors, assigns, heirs, representative and estate, as the case may be (including subsequent holders of Incentive Units); provided that the rights and obligations of the Recipient under this Agreement shall not be assignable except in connection with a permitted transfer of Incentive Units under Section 6 hereof.

14. Governing Law; Jurisdiction; Venue. The validity, construction, performance and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to the conflicts of law provisions. By executing this Agreement, the parties agree to submit to the exclusive jurisdiction of and agree to the venue of the state and federal courts located in Clark County, Nevada. The parties hereto agree not to bring an action in any court of law located outside of Clark County, Nevada.

15. Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically to recover damages and costs (including reasonable attorney’s fees) for any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party and any such person granted rights hereunder whether or not such person is a signatory hereto may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or other injunctive relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Agreement.

16. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, electronic communication (including fax and email), or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

17. Survival of Representations, Warranties and Agreements. All representations, warranties and agreements contained herein shall survive the consummation of the transactions contemplated hereby and the termination of this Agreement indefinitely.

18. No Trust or Fund Created. Neither this Agreement nor the grant made pursuant to this Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between Switch and the Recipient or any other person. To the extent that the Recipient or any other person acquires a right to receive payments from Switch pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of Switch.

19. Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. This Agreement and the enforcement hereof shall be interpreted in a neutral manner, and not for or against any party based upon the source of the draftsmanship hereof. Any interpretation or construction of this Agreement, or any determination of the rights or benefits of the Recipient under this Agreement, that are made by Switch in good faith shall be binding and conclusive on all affected persons.

20. Jury Trial Waiver. THE RECIPIENT HEREBY (I) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (II) WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH SWITCH AND THE RECIPIENT MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS AGREEMENT AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS OR UNDERSTANDINGS

(OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO THE RELATIONSHIP BETWEEN THE PARTIES. IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS, WHETHER INITIATED BY THE RECIPIENT AGAINST SWITCH OR INITIATED BY SWITCH AGAINST THE RECIPIENT. THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE RECIPIENT AND THE RECIPIENT HEREBY ACKNOWLEDGES AND AGREES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. SWITCH IS HEREBY AUTHORIZED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE RECIPIENT SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY.

21. Independent Counsel. THE RECIPIENT ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, THE RECIPIENT HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL, TAX AND ESTATE PLANNING COUNSEL WITH RESPECT TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, MAKING A PROTECTIVE ELECTION UNDER SECTION 83(B) OF THE CODE, AND HAS BEEN ENCOURAGED BY SWITCH TO OBTAIN SUCH COUNSEL. THE RECIPIENT HAS READ AND UNDERSTANDS ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT.

22. Conditions Precedent. Switch’s obligation to issue the Incentive Units hereunder is subject to the Recipient’s delivery and execution or acknowledgment of this Agreement, an agreement to be bound by the terms of the Operating Agreement, conflict of interest questionnaire and/or policy, employee handbook and/or code of conduct, or other documents as Switch deems necessary to implement the purposes of this Agreement and the transactions contemplated hereunder.

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The parties hereto have executed this Incentive Unit Award Agreement intending the same to be effective as of September 7, 2017 (the “Effective Date”).

RECIPIENT	SWITCH

By: /s/ Thomas Morton	By: /s/ Gabe Nacht
Thomas Morton	Gabe Nacht
Chief Financial Officer

Date: September 7, 2017	Date: September 7, 2017

Address:	Address:

7135 S. Decatur Blvd	7135 S. Decatur Blvd.
Las Vegas, Nevada 89118	Las Vegas, Nevada 89118

Number of Incentive Units Issued:
1,511,572

Applicable Hurdle Amount per Incentive Unit:
$11.69

SIGNATURE PAGE TO

INCENTIVE UNIT AWARD AGREEMENT

APPENDIX A

DEFINED TERMS

“Board” means the Board of Managers of Switch or the board of directors of the PubCo.

“Cause” shall mean “Cause” as defined in an applicable employment agreement, or if no such agreement exists or no definition for “Cause” (or similar term) is contained in such agreement, shall mean the occurrence of any one or more of the following events unless, to the extent capable of correction, the Recipient fully corrects the circumstances constituting Cause within 30 days after receipt of a notice of termination:

(i)	the Recipient’s willful failure to substantially perform his duties with the Company (other than any such failure resulting from the Recipient’s incapacity due to physical or mental illness or any such actual or anticipated failure after his issuance of a notice of termination for Good Reason), after a written demand for performance is delivered to the Recipient by the Board, which demand specifically identifies the manner in which the Board believes that the Recipient has not performed his duties;

(ii)	the Recipient’s commission of an act of fraud or material dishonesty resulting in reputational, economic or financial injury to the Company;

(iii)	the Recipient’s commission of, including any entry by the Recipient of a guilty or no contest plea to, a felony or other crime involving moral turpitude;

(iv)	a material breach by the Recipient of his fiduciary duty to the Company which results in reputational, economic or other injury to the Company; or

(v)	the Recipient’s material breach of the Recipient’s obligations under a written agreement between the Company and the Recipient, including without limitation, such a breach of the Operating Agreement.

“Change in Control in PubCo” shall mean and include each of the following:

(i)	A transaction or series of transactions (other than an offering of PubCo Shares to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) (other than PubCo, any of its subsidiaries, any employee benefit plan maintained by PubCo or any of its subsidiaries, any Significant Stockholder, or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, PubCo) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of PubCo possessing more than 50% of the total combined voting power of PubCo’s securities outstanding immediately after such acquisition; or

(ii)	During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board of Pubco together with any new member(s) of the Board of Pubco (each, a “Director”) (other than a Director designated by a person who shall have entered into an agreement with PubCo to effect a transaction described in (i) above or (iii) below) whose election by the Board of Pubco or nomination for election by PubCo’s stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)	The consummation by PubCo (whether directly involving PubCo or indirectly involving PubCo through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of PubCo’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction: (A) which results in PubCo’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of PubCo or the person that, as a result of the transaction, controls, directly or indirectly, PubCo or owns, directly or indirectly, all or substantially all of PubCo’s assets or otherwise succeeds to the business of PubCo (PubCo or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and (B) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this (iii)(B) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in PubCo prior to the consummation of the transaction; or

(iv)	The consummation of a liquidation or dissolution of PubCo.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of the Incentive Unit Award that provides for the deferral of compensation and is subject to Section 409A of the Code (“Section 409A”), the transaction or event described in (i), (ii), (iii) or (iv) with respect to the Incentive Unit Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A. The Board of PubCo shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

“Equity Investment” shall mean, as determined by the Board in its sole discretion, one or a series of purchases by one or more parties of equity issued by Switch to such parties which has an aggregate purchase price of at least $500 million or that represents at least 10% of the issued and outstanding Units (determined as of immediately prior to such capital investment or the first of a series of capital investments).

“Good Reason” shall mean “Good Reason” as defined in an applicable employment agreement, or if no such agreement exists or no definition for “Good Reason” (or similar term) is contained in such agreement, shall mean the occurrence of any one or more of the following events without the Recipient’s prior written consent, unless the Company fully corrects the circumstances constituting Good Reason (provided such circumstances are capable of correction) as provided below:

(i)	a material diminution in the Recipient’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, excluding for this purpose any isolated, insubstantial or inadvertent actions not taken in bad faith and which are remedied by the Company promptly after receipt of notice thereof given by the Recipient;

(ii)	the Company’s material reduction of the Recipient’s base salary, as the same may be increased from time to time;

(iii)	a material change in the geographic location at which the Recipient must perform his services which shall, in any event, include only a relocation by more than 25 miles from its existing location as of the Effective Date; or

(iv)	the Company’s material breach of this Agreement.

Notwithstanding the foregoing, the Recipient will not be deemed to have resigned for Good Reason unless (1) the Recipient provides the Company with written notice setting forth in reasonable detail the facts and circumstances claimed by the Recipient to constitute Good Reason within 60 days after the date of the occurrence of any event that the Recipient knows or should reasonably have known to constitute Good Reason, (2) the Company fails to cure (to the extent capable of cure) such acts or omissions within 30 days following its receipt of such notice, and (3) the effective date of the Recipient’s termination for Good Reason occurs no later than 60 days after the expiration of the Company’s cure period.

“PubCo Shares” shall mean shares of common stock issued by the Company Party engaged in an Initial Public Offering.

“Qualifying Termination” shall mean a termination of the Recipient’s service with the Company by the Company without Cause, by the Recipient for Good Reason or due to the Recipient’s death or disability.

“Underlying PubCo Shares” means PubCo Shares held by the Recipient and received in connection with the Incentive Units as a result of a Corporate Conversion, including either (i) in exchange for PubCo Shares or (ii) pursuant to the creation of an UP-C or UPREIT structure.